                                   EXHIBIT 21
                                   ----------

Consolidated Subsidiaries of Hanover

Capital Mortgage Holdings, Inc.              Jurisdiction         d/b/a
-----------------------------------          ------------         -----

Hanover Capital SPC, Inc.                    Delaware             None

Hanover Capital Repo Corp.                   Delaware             None

Hanover QRS-1 98-B, Inc.                     Delaware             None

Hanover QRS-2 98-B, Inc.                     Delaware             None




Unconsolidated Subsidiaries of Hanover

Capital Mortgage Holdings, Inc.              Jurisdiction         d/b/a
-----------------------------------          ------------         -----

Hanover Capital Partners Ltd.                New York             None

Hanover Capital Mortgage Corporation         Missouri       California d/b/a

                                                        Missouri Hanover Capital

                                                          Mortgage Corporation

Hanover Capital Securities, Inc.             New York             None

Hanover Capital Partners 2, Inc.             Delaware             None

Hanover SPC-2, Inc.                          Delaware             None